UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 6, 2024

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey, 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

The Board of Directors of Tonix Pharmaceuticals Holding Corp., a Nevada corporation (the “Company”), has approved a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-32 (the “Reverse Stock Split”). The Company anticipates that the Reverse Stock Split will be effective at 12:01 a.m., Eastern Time, on June 10, 2024 (the “Effective Date”).

Reason for the Reverse Stock Split

The Company is effecting the Reverse Stock Split to satisfy the $1.00 minimum bid price requirement (the “Minimum Bid Price Requirement”), as set forth in Nasdaq Listing Rule 5550(a)(1) (the “Rule”), for continued listing on The NASDAQ Capital Market. As previously disclosed, on October 17, 2023, the Company received a letter from the staff of the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that for the last 30 consecutive business days, the closing bid price of the Company’s Common Stock had been below $1.00 per share, the minimum closing bid price required by Nasdaq Listing Rule 5450(a)(1) for continued listing on the NASDAQ Global Market. To regain compliance with the Rule, the closing bid price of the Company’s Common Stock must be at least $1.00 per share for a minimum of 10 consecutive business days.

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number. The Reverse Stock Split becomes effective with NASDAQ and the Common Stock will begin trading on a split-adjusted basis at the open of business on the Effective Date. In connection with the Reverse Stock Split, the CUSIP number for the Common Stock will change to 890260847.

Split Adjustment; Treatment of Fractional Shares. On the Effective Date, the total number of shares of Common Stock held by each stockholder of the Company will be converted automatically into the number of shares of Common Stock equal to: (i) the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Reverse Stock Split divided by (ii) 32. Any fractional share of Common Stock that would otherwise result from the Reverse Stock Split will be rounded up to a whole share and, as such, any stockholder who otherwise would have held a fractional share after giving effect to the Reverse Stock Split will instead hold one whole share of the post-Reverse Stock Split Common Stock after giving effect to the Reverse Stock Split. As a result, no fractional shares will be issued in connection with the Reverse Stock Split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Stock Split. The Company intends to treat stockholders holding shares of Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of Common Stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our Common Stock in “street name;” however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split.

Also on the Effective Date, all options, warrants and other convertible securities of the Company outstanding immediately prior to the Reverse Stock Split will be adjusted by dividing the number of shares of Common Stock into which the options, warrants and other convertible securities are exercisable or convertible by 32 and multiplying the exercise or conversion price thereof by 32, all in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities and subject to rounding to the nearest whole share. Such proportional adjustments will also be made to the number of shares and restricted stock units issued and issuable under the Company’s equity compensation plan.

Certificated and Non-Certificated Shares. Stockholders who hold their shares in electronic form at brokerage firms do not need to take any action, as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent and registrar, vStock Transfer, LLC (“vStock”), at the address set forth below. vStock will issue a new stock certificate reflecting the Reverse Stock Split to each requesting stockholder. VStock can be contacted at (212) 828-8436.

vStock Transfer, LLC

18 Lafayette Place

Woodmere, NY 11598

No Charter Amendment. Under Nevada law, no amendment to the Company’s Articles of Incorporation is required in connection with the Reverse Stock Split.

Stockholder Approval. Under the Nevada Revised Statutes (“NRS”) 78.2055, which was amended by the Nevada Legislature in 2023 pursuant to Assembly Bill No. 126, a publicly traded corporation, as defined in NRS 78.010(1)(e), may decrease the number of issued and outstanding shares of a class or series without correspondingly decreasing the number of authorized shares of the same class or series if: (a) the board of directors adopts a resolution setting forth the proposal to decrease the number of issued and outstanding shares of a class or series; and (b) the proposal is approved by a vote of the stockholders of the affected class or series. The Reverse Stock Split was approved pursuant to NRS 78.2055, as amended, by the Company’s stockholders on May 22, 2024, and accordingly will not have any effect on the number of authorized shares of Common Stock.

Capitalization. The number of authorized shares of Common Stock was and will remain at 1,000,000,000 following the Reverse Stock Split. As of June 5, 2024 there were 95,543,805 shares of Common Stock outstanding. As a result of the Reverse Stock Split, there will be approximately 2,985,744 shares of Common Stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Reverse Stock Split will not have any effect on number of authorized shares of Common Stock or the stated par value of the Common Stock.

The Reverse Stock Split does not affect the Company’s authorized preferred stock. There are no outstanding shares of the Company’s preferred stock. After the Reverse Stock Split, the Company’s authorized preferred Stock of 5,000,000 shares will remain unchanged.

Immediately following the Reverse Stock Split, each stockholder’s relative ownership interest in the Company and proportional voting power will remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On June 6, 2024, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.01 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Reverse Stock Split, the Company’s product development, clinical trials, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	99.01 104	Press Release of the Company, dated June 6, 2024 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: June 6, 2024	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer